10K
Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
The Bureau of National Affairs, Inc.
Arlington, Virginia

We hereby consent to the incorporation by reference in the registration statements (Nos. 333−87450 and 333−140957) on Form S−8 of The Bureau of National Affairs, Inc. of our report dated March 27, 2008, relating to the consolidated financial statements and schedule of The Bureau of National Affairs, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Our report on the consolidated financial statements refers to accounting changes as the result of adoption of Statement of Financial Accounting Standards No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans – An Amendment of FASB Statements No. 87, 88, 106, and 132(R) and the retrospective application of the change in accounting for direct selling expenses.

/s/BDO Seidman, LLP
BDO Seidman, LLP
Bethesda, Maryland

March 27, 2008

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